Exhibit 5.1

350 East Las Olas Boulevard Las Olas Centre II, Suite 1150 Fort Lauderdale, FL 33301 PHONE 954.462.4150 FAX 954.462.4260 www.ralaw.com

October 19, 2015

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, NJ 08873

Re:	Registration Statement of 11% Series A Cumulative Redeemable PerpetualPreferred Stock (the “Preferred Stock”)

Ladies and Gentlemen:

We have acted as special counsel to Medical Transcription Billing, Corp., a Delaware corporation (the “Company”), in connection with its filing of Amendment No. 2 to the registration statement on Form S-1 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), initially filed on July 14, 2015, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of Amendment No. 2 to the Registration Statement. The Registration Statement covers (i) 200,000 shares of Preferred Stock, and (ii) an additional 30,000 shares of Preferred Stock to cover over-allotments.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	Amendment No. 2 to the Registration Statement and the exhibits thereto and the Prospectus included therein;

2.	corporate documents and records of the Company, including the Company’s Certificate of Incorporation and the Company’s Bylaws (the “Charter Documents”);

3.	certificates of public officials, including a certificate from Delaware’s Secretary of State as to the good standing of the Company dated as of a recent date;

4.	resolutions adopted by the Board of the Directors of the Company relating to, among other matters, the issuance and registration of the Preferred Stock;

5.	we also have been furnished with, and with your consent have relied upon, a certificate of officers of the Company with respect to certain factual matters, dated as of the date hereof; and

6.	such other documents as we have deemed necessary or appropriate for purposes of this opinion.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. (a) When the Preferred Stock has been duly established in accordance with the terms of the Charter and Delaware applicable law and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and (b) assuming that appropriate certificate of designations of amendment to the Charter Documents relating to the Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Delaware, and (c) assuming that the Registration Statement has become, and at such time remains, effective under the Securities Act, and (d) then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the Prospectus contained therein, and by such resolution, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Our opinions expressed herein are limited to the General Corporate Laws of the State of Delaware and the federal laws of the United States of America. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment No. 2 to the Registration Statement in accordance with the requirements of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Roetzel & Andress, LPA